EXHIBIT 23


       CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-80075, 33-83036, 33-52184 and 33-
67808) pertaining to the 1988 Stock Option Plan and the 1990 Employee Qualified Stock Purchase Plan of Xilinx, Inc. and Registration Statement (Form S-3 No. 333-00054) filed in conjunction with the Company's issuance of convertible subordinated notes and in the related Prospectuses of our report dated April 17, 1996, with respect to the consolidated financial statements and schedule included in this Annual Report (Form 10-
K) for the year ended March 30, 1996.





                                           /s/  Ernst & Young LLP





San Jose, California
June 21, 1996